AMENDED AND RESTATED INVESTMENT
                               ADVISORY AGREEMENT

THIS AGREEMENT is made and executed this ___th day of ________, 2001, between SAFECO COMMON STOCK TRUST ("Trust"), a Delaware business trust and SAFECO ASSET MANAGEMENT COMPANY ("Adviser"), a Washington corporation.

                  WHEREAS, the Trust is registered with the Securities and Exchange Commission as a series type, open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and has caused its shares of beneficial interest to be registered for sale to the public under the Securities Act of 1933 ("1933 Act"); and

                  WHEREAS, the Trust intends to offer for public sale distinct series of shares of beneficial interest ("Series"), each Series corresponding to a distinct portfolio; and

                  WHEREAS, the Trust wishes to retain the Adviser to provide investment advisory services to the Trust and each Series as now exists and as hereafter may be established which are listed in Exhibit 1 to this Agreement as amended from time to time; and

                  WHEREAS, the Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, it is agreed as follows:

                  1. Appointment of Adviser. The Trust hereby appoints the Adviser as investment adviser of each Series to administer its affairs, subject to the supervision of the Trust's Board of Trustees, for the period and on the terms set-forth in this Agreement. The Adviser hereby accepts such appointment and agrees to render the services required by this Agreement for the compensation and upon such other terms and conditions as are set forth in this Agreement. The Adviser shall for all purposes herein be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

                  2. Duties of Series. Each Series shall at all times keep the Adviser fully informed with regard to the securities owned by it, its funds available or to become available for investment, and generally as to the condition of its affairs. It shall furnish the Adviser with such other documents and information with regard to its affairs as the Adviser may from time to time reasonably request.

                  3.  Duties of Adviser.

                      (a) General. The Adviser shall furnish to the Trust space in the offices of the Adviser or in such other place as may be agreed upon from time to time and all necessary office facilities, equipment and personnel for managing the affairs and investments of the Trust. Subject to the supervision of the Trust's Board of Trustees, the Adviser shall regularly provide each Series with investment research and advice and shall furnish a continuous investment program for each Series' portfolio of securities consistent with each Series' investment objectives and policies. The Adviser shall determine from time to time what securities will be purchased, retained or sold by each Series, and shall implement those decisions, all subject to the provisions of the Trust's Trust Instrument and Bylaws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives and policies of each Series. The Adviser will place orders pursuant to its investment determinations for each Series either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers the Adviser will attempt to obtain the best net price and the most favorable execution of its orders. The Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Trust and each Series, and shall perform such other functions relating to the management and supervision of each Series' investments as may be directed by the Board of Trustees of the Trust.

                      (b) Reports. The Adviser shall supply the Trust's Board of Trustees and officers with all statistical information and reports reasonably requested by them and reasonably available to the Adviser.

                  4.  Allocation of Expenses.

                      (a) Adviser shall be responsible for the compensation (if any) paid to officers of the Trust for serving in that capacity and all expenses of preparing, printing and distributing advertising and sales literature other than expenses covered by a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act.

                      (b) The Trust and each Series shall bear all expenses of their organization, operations and business not specifically assumed or agreed to be paid by the Adviser as provided in this Agreement. In particular, but without limiting the generality of the foregoing, the Trust and each Series shall pay:

                           (1) Administrative and Accounting Services. All expenses related to the performance of administration and accounting services on behalf of the Trust and each Series;

                           (2) Custody Services. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the cash, securities, and other property of the Trust and each Series, including all charges of depositories, custodians, and other agents, if any;

                           (3)  Shareholder Servicing.  All expenses of
                           maintaining and servicing shareholder
                           accounts, including all charges of the transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents of the Trust and each Series, if any;

                           (4) Shareholder Communications. All expenses of preparing, printing, and distributing reports and certain other communications to shareholders of the Trust and each Series, if any;

                           (5) Shareholder Meetings. All expenses incidental to holding meetings of shareholders of the Trust and each Series, including the printing of notices and proxy materials and the expenses of any proxy solicitation;

                           (6) Prospectuses And Statements of Additional Information. All expenses of preparing, printing and mailing to shareholders of annual or more frequent revisions of the Prospectus and Statement of Additional Information for the Trust and each Series;

                           (7) Communication Equipment. All charges for equipment or services used for communication between the Adviser, the Trust or each Series and the custodian, transfer agent or any other agent selected by the Trust;

                           (8) Legal and Auditing Fees and Expenses. All charges for services and expenses of the Trust's internal and outside legal counsel and internal and independent auditors;

                           (9) Trustees' Fees and Expenses. All compensation of trustees, other than those affiliated with the Adviser, and all expenses incurred in connection with their service;

                           (10) Issue and Redemption of Fund Shares. All expenses incurred in connection with the issue, redemption, and transfer of shares of the Trust and each Series, including the expense of confirming all share transactions, and of preparing and transmitting the Trust's stock certificates, if certificates are issued;

                           (11)  Brokerage Commissions.  All brokers,
                           commissions and other charges incident to the purchase, sale, or lending of portfolio securities of the Trust and each Series;

                           (12) Taxes. All taxes or governmental fees payable by or with respect to the Trust and each Series to federal, state, or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

                           (13) Federal and State Registration Fees. Federal and State registration/qualification fees for the Trust and each Series;

                           (14) Insurance. All costs relating to fidelity bond and any other insurance coverage for the Trust and each Series; and

                           (15) Non-recurring and Extraordinary Expenses. Such non-recurring expenses as may arise, including the costs of actions, suits, or proceedings to which the Trust or any Series is a party and the expenses the Trust or any Series may incur as a result of its legal obligation to provide indemnification to its trustees, officers, and agents.

                  5. Non-Exclusive Services. The services of the Adviser to the Trust and each Series hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

                  6.  Compensation for Services.


                      (a) For the services and facilities to be furnished by the Adviser, each existing Series shall pay the Adviser an annual fee computed on the basis of the average net asset value of the Series as ascertained each business day and paid monthly in accordance with the schedule set forth in
Exhibit 2 to this Agreement. For purposes of computing the annual fee, the net asset value of the Series shall be equal to the difference between its total assets and its total liabilities (excluding from such liabilities its capital stock and surplus) with its assets and its liabilities to be valued in accordance with the procedures approved by the Trust's Board of Trustees and set forth in the Trust's Registration Statement.

                      (b) For the services and facilities to be furnished by the Adviser, any new Series of the Trust which is issued on a future date will pay the Adviser a fee according to a Schedule which will be set forth in an amended Exhibit 2 to this Agreement.

                      (c) If SAFECO Securities, Inc., receives portfolio brokerage commissions resulting from transactions in the portfolio of any series ("Commissions"), any advisory fee earned by the Adviser will be reduced by the amount of such commissions so received by SAFECO Securities, Inc.

                      (d) The Trust and the Adviser may mutually agree to reduce the fees payable by any Series if the reduction is in the best long-range interest of the Trust and the Adviser.

                      (e) If the Adviser shall serve for less than the whole of any month, the monthly advisory fee payable by each Series shall be prorated.

                  7. Liability of Adviser. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Trust's Board of Trustees in following or declining to follow any advice or recommendations of the Adviser; provided, that nothing in this Agreement shall protect the Adviser against any liability to the Trust or its shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                  8. Books and Records. The Trust shall cause its books and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Trust.

                  9.  Affiliation.

                      (a) It is understood that trustees, officers, shareholders and agents of the Trust and each Series are or may be interested in the Adviser (or any successor thereof) as directors, officers, shareholders or otherwise, and that the Adviser (or any such successor) is or may be interested in the Trust as a shareholder or otherwise.

                      (b) No trustee, officer or employee of the Trust and each Series shall receive from the Trust any salary or other compensation as such trustee, officer or employee while he or she is at the same time a director, officer, or employee of the Adviser or any affiliated company of the Adviser. This Paragraph shall not apply to trustees or other persons who are not regular members of the Adviser's or any affiliated company's staff.

                  10. Unrestricted Activities. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a trustee, officer, or employee of the Trust or any Series, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

                  11. Use of Name. In the event this Agreement is terminated by either party or upon written notice from the Adviser at any time, the Trust hereby agrees that it will eliminate from its corporate name any reference to the name of "SAFECO." The Trust shall have the non-exclusive use of the name "SAFECO" in whole or in part only so long as this Agreement is effective or until such notice is given. Notwithstanding the foregoing and in the event that this Agreement is terminated by either party, the Adviser may elect to permit the Trust to continue to use the name "SAFECO" under such terms and conditions as the Adviser shall set forth in writing.

                  12. Effectiveness Date/Renewal. This Agreement will become effective with respect to each series on the date first written above or such later date as indicated on Exhibit 1, provided that it shall have been approved by the Trust's Board of Trustees and by the shareholders of that Series in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Series for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Trust's Board of Trustees or (ii) with respect to any Series, by a vote of a majority of the outstanding voting securities of that Series, provided that in either event the continuance is also approved by a majority of the Trust's trustees who are neither interested persons (as defined in the 1940 Act) of the Trust or the Adviser by vote cast at a meeting called for the purpose of voting on such continuance.

                  13. Amendment. This Agreement may be amended by the parties only if the terms of the amendment are approved by either (i) a majority of the Trust's Board of Trustees or, (ii) with respect to any given Series, by a vote of a majority of the outstanding voting securities of that Series at a duly called meeting of the shareholders. In either case, a majority of the trustees who are neither interested persons of the Trust or the Adviser must approve the amendment.

                  14. Termination. This Agreement is terminable with respect to any Series or in its entirety without penalty by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of each affected Series (as defined in the 1940 Act), or by the Adviser, on not less than 60 days' written notice to the other party and will be terminated upon the mutual written consent of the Adviser and the Trust. This Agreement shall terminate automatically in the event of its assignment.

                  15. Limitation of Liability. Adviser is hereby expressly put on notice of (i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. Adviser hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular series and each such obligation shall be limited in all cases to that Series and its assets. Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees of any individual officer or trustee of the Trust.

                  16. Defined Terms. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," shall have the respective meanings specified in the 1940 Act when such terms are used in reference to the Trust and the Series.

                  17. Entire Agreement/Enforcement of Rights. This Agreement embodies the entire agreement between the Adviser and the Trust with respect to the services to be provided by the Adviser to the Trust and each Series and supersedes any prior written or oral agreement between those parties. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys, fees,

                  18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. The Adviser understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

                  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and, to the extent it involves any United States statute, in accordance with the laws of the United States.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                     SAFECO COMMON STOCK TRUST


-------------------------           ------------------------------------------
David H. Longhurst                                   David F. Hill
Secretary                                            President

ATTEST:                                     SAFECO ASSET MANAGEMENT COMPANY



-------------------------           ------------------------------------------
David H. Longhurst                                   Stephen C. Bauer
Secretary                                            President

                                                                       Exhibit 1


                                 LIST OF SERIES

                        SAFECO GROWTH OPPORTUNITIES FUND
                               SAFECO EQUITY FUND
                           SAFECO DIVIDEND INCOME FUND
                              SAFECO NORTHWEST FUND
                              SAFECO BALANCED FUND
                         SAFECO INTERNATIONAL STOCK FUND
                         SAFECO SMALL COMPANY VALUE FUND
                             SAFECO U.S. VALUE FUND
                        SAFECO SMALL COMPANY GROWTH FUND
                             SAFECO U.S. GROWTH FUND

                                                                       Exhibit 2

                         FEES TO BE PAID TO THE ADVISER

                      FUND NAME                                      NET ASSETS                 AMOUNT OF ANNUAL FEE
Growth Opportunities,                                   $0-$250,000,000                        .70 of 1%
Equity and Dividend Income Funds                        $250,000,001-$750,000,000              .65 of 1%
                                                        $750,000,001-$1,250,000,000            .60 of 1%
                                                        Over $1,250,000,000                    .55 of 1%

Northwest Fund                                          $0-$250,000,000                        .70 of 1%
                                                        $250,000,001-$750,000,000              .65 of 1%
                                                        $750,000,001-$1,250,000,000            .60 of 1%
                                                        Over $1,250,000,000                    .55 of 1%

International Stock Fund *                              $0-$250,000,000                        1.00 of 1%
                                                        $250,000,001-$750,000,000              .90 of 1%
                                                        Over $750,000,000                      .80 of 1%

Balanced and U.S. Value Funds                           $0-$250,000,000                        .70 of 1%
                                                        $250,000,001-$750,000,000              .65 of 1%
                                                        $750,000,001-$1,250,000,000            .60 of 1%
                                                        Over $1,250,000,000                    .55 of 1%

Small Company Value Fund                                $0-$250,000,000                        .75 of 1%
                                                        $250,000,001-$750,000,000              .70 of 1%
                                                        $750,000,001-$1,250,000,000            .65 of 1%
                                                        Over $1,250,000,000                    .60 of 1%

Small Company Growth Fund **                            $0-$250,000,000                        1.00 of 1%
                                                        Over $250,000,000                      .80 of 1%

U.S. Growth Fund ***                                    $0-$250,000,000                        .80 of 1%
                                                        $250,000,001-$750,000,000              .75 of 1%
                                                        $750,000,001-$1,250,000,000            .70 of 1%
                                                        Over $1,250,000,000                    .65 of 1%









* Under the sub-advisory agreement between SAM and the sub-adviser, the sub-adviser is responsible for providing investment research and advice used to manage the investment portfolio of the International Fund. In return, SAM (and not the International Fund) pays the sub-adviser a fee in accordance with the schedule below:

                        Net Assets                                                  Annual Fee
                        ----------                                                  ----------
                         $0-$50,000,000                                             .60 of 1%
                 $50,000,001-$100,000,000                                           .50 of 1%
                       Over $100,000,000                                            .40 of 1%



** Under the sub-advisory agreement between SAM and the sub-adviser, the sub-adviser is responsible for providing investment research and advice used to manage the investment portfolio of the Small Company Growth Fund. In return, SAM
(and not the Small Company Growth Fund) pays the sub-adviser a fee in accordance with the schedule below:

                        Net Assets                                                  Annual Fee
                        ----------                                                  ----------
                         $0-$50,000,000                                            .75 of 1%
                 $50,000,001-$100,000,000                                          .55 of 1%
                       Over $100,000,000                                           .40 of 1%



*** Under the sub-advisory agreement between SAM and the sub-adviser, the sub-adviser is responsible for providing investment research and advice used to manage the investment portfolio of the U.S. Growth Fund. In return, SAM (and not the U.S. Growth Fund) pays the sub-adviser a fee in accordance with the schedule below:

                        Net Assets                                                  Annual Fee
                        ----------                                                  ----------
                         $0-$100,000,000                                            .35 of 1%
                 $100,000,001-$250,000,000                                          .25 of 1%
                       Over $250,000,000                                            .20 of 1%
